Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 19, 2015 relating to the consolidated financial statements of CityCenter Holdings, LLC and subsidiaries, appearing in the Annual Report on Form 10-K of MGM Resorts International for the year ended December 31, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada

March 2, 2015